EXHIBIT 99.1

Press Contacts:	Fred Pilon StockerYale, Inc. (603) 870-8229 email: fpilon@stockeryale.com

StockerYale Names New Executive Vice President and Chief Financial Officer;
New Executive Brings Financial Management, Planning Disciplines Along With 'Big 4' Audit Expertise

SALEM, N.H.--Aug. 26, 2004:  StockerYale, Inc. (NASDAQ: STKR), a leading independent provider of photonics-based products, announced today that it has named Richard P. Lindsay as executive vice president and chief financial officer, effective August 30, 2004.

Mr. Lindsay recently served as CFO with The Boston Beer Company (Samuel Adams), as well as director of international business development. During his six-year tenure with The Boston Beer Company, Mr. Lindsay presided over the financial, information technology, and international business development operations for this $240 million publicly traded brewing company. His achievements included the implementation of internal and external financial controls, updating IT and planning systems, and developed new processes and procedures to meet revised SEC reporting requirements and to comply with the new Sarbanes-Oxley regulations.

Mr. Lindsay's professional career began by serving with the United States Navy, eventually transitioning to the private sector where he was employed in a number of financial capacities with Shawmut National Bank, KPMG, LLP, and Agility, Inc. where he served as Vice President of Finance prior to joining Boston Beer, to assist with their first acquisition.

Mr. Lindsay has recently served as an interim controller with a state university and consultant to a manufacturing start-up where he prepared business plans, negotiated manufacturing contracts, implemented business systems, increased efficiencies in purchasing operations, and assisted in organizational planning and development.

As executive vice president and chief financial officer for StockerYale, Mr. Lindsay will be responsible for all aspects of financial management and planning, including accounting and treasury functions, SEC and corporate compliance, acquisitions, strategic planning, and investor relations.

Mr. Lindsay earned his MBA from Northeastern University and his B.S. from the University of Massachusetts. Mr. Lindsay is also a Certified Public Accountant.

"We are pleased to welcome Richard to our senior management team," said Mark Blodgett, StockerYale's chairman and chief executive officer. "Richard is a highly qualified, focused, and hands-on financial professional who brings a great deal of knowledge and experience to this position. His "Big 4" audit and consulting background along his experience in leading a $240 million publicly traded company will provide StockerYale with strong financial leadership as we continue to focus our efforts on moving StockerYale to profitability. We look forward to Richard's contributions in helping StockerYale reach its financial goals and objectives."

Richard Lindsay said, "With increasing revenues and an improved balance sheet, StockerYale's management team has put the company on a course to profitability and a stronger financial position. I look forward to assisting them during this transition along with providing the necessary support and financial leadership that will be required to ensure the success of future corporate initiatives."

About StockerYale

StockerYale, Inc., headquartered in Salem, NH, is an independent designer and manufacturer of structured light lasers, light emitting diodes, (LEDs), fiber optic, and fluorescent illumination technologies as well as specialty optical fiber, phase masks, and diffractive optics for use in a wide range of markets and industries including the machine vision, telecommunications, aerospace, defense and security, utilities, industrial inspection, and medical.

StockerYale serves a widely varied, international customer base and reinvests a significant percentage of its revenues in R&D to meet the future requirements of its customers. StockerYale has offices and subsidiaries in the U.S., Canada, Europe, and the Pacific Rim.

For more information about StockerYale and their innovative products, visit the company's web site at www.stockeryale.com or contact StockerYale, Inc., 32 Hampshire Road, Salem, NH, 03079. Call 800-843-8011; Fax 603-893-5604; Email: info@stockeryale.com.

Notice to Investors:

This press release contains forward-looking statements that do not give full weight to all the potential risks, but relate to StockerYale's plans, objectives, and expectations, which are dependent upon a number of factors outside of StockerYale's control including, but not limited to: uncertainty that StockerYale's new photonics-based products will gain market acceptance; the risk that delays and unanticipated expenses in developing new products could delay the commercial release of those products and affect revenue estimates; the risk that one of our competitors could develop and bring to market a technology that is superior to those products that we are currently developing; and StockerYale's ability to capitalize on its significant research and development efforts by successfully marketing those products that the Company develops. You should also refer to the discussion under "Certain Factors Affecting Operating Results" in StockerYale's Form 10-K for additional matters to be considered in this regard. Thus, actual results may differ materially. All Company, brand, and product names are trademarks or registered trademarks of their respective holders. StockerYale undertakes no duty to update any of these forward-looking statements.

This press release also contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, the Company's future operating results and sales trends. Reliance should not be placed on forward looking statements because they involve known and unknown risks, uncertainties and other factors which are in some cases, beyond the control of StockerYale, which may cause the actual results, performance or achievements of the Company to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.

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